EXHIBIT 99

FOR IMMEDIATE RELEASE

New Peoples Bankshares Inc. Announces Record Results For 2nd Quarter 2004 and Expansion Plans

Honaker, Va., August 5, 2004.........New Peoples Bankshares, Inc. (quarterly consolidated results unaudited) reports total net income after tax of $1,027,000 or $0.15 per basic and diluted share for the quarter ended June 30, 2004 and $1,800,000 or $0.26 per basic and diluted share year-to-date compared to net income of $593,000 or $0.09 per basic share and $1,204,000 or $0.18 per basic and diluted share for the respective periods a year ago. At June 30, 2004, total assets were $394,201,000, total loans were $347,398,000, and total deposits were $345,524,000.

Kenneth D. Hart, President and Chief Executive Officer commented “We are very pleased with the growth we have experienced since 1998 when we first opened. We have a very strong presence in our market and are pleased with the responses we receive from our customers and the communities we serve.”

The increase in earnings is due primarily to a strong net interest income resulting from increased loan production and a continued decrease in the cost of funds. The net interest income for the second quarter of 2004 was $4,459,000 as compared to $3,241,000 for the period ended June 30, 2003, which is an increase of $1,218,000, or 37.58%. On a year-to-date basis, the net interest income was $8,593,000 as compared to $6,208,000 as of June 30, 2004 and 2003, respectively which is an increase of $2,385,000, or 38.42%. In addition to the strong growth in net interest income, non interest income increased to $723,000 for the second quarter 2004 as compared to $440,000 in 2003. The $283,000, or 64.23%, increase is primarily related to a $185,000 gain on the sale of a piece of property in Clintwood, VA. The net difference of $98,000 is related to increased deposit service fees, retail investment sales and insurance commissions. Hart commented “Our main source of income does not come from service charges. Our philosophy is not to nickel and dime our customers.”

The annualized return on average assets for the second quarter of 2004 was 1.07% as compared to .75% for the same period in 2003. The annualized returns on average assets based on the first six months of 2004 and 2003, respectively, were .98% and .79%. The annualized return on average equity for the second quarter of 2004 was 12.08% and 9.72% for the same period in 2003. The annualized return on average equity for the first half of 2004 was 10.72% as compared to 10.00% in 2003.

Total assets as of June 30, 2004 were $394,201,000 compared to $342,508,000 at the end of 2003, an increase of $51,693,000, or 15.09%. Deposits grew from $308,221,000 as of December 31, 2003 to $345,524,000 at the end of the second quarter 2004, for an increase of $37,303,000, or 12.10%. Total loans increased from $295,438,000 as of December 31, 2003 to $347,398,000 as of June 30, 2004, an increase of 12.10%. The increase in deposits and loans can be attributed to an increased presence in the market at new and existing branches, the addition of several new loan officers, an improving economy, and the Bank’s reputation for quality service.

Asset quality remains very good. Nonperforming assets, which includes nonaccrual loans and loans past due 90 days or more, were $782,000, or .23% of total loans at June 30, 2004 as compared to $565,000, or .19% of total loans at December 31, 2003. An additional provision for loan losses totaling $280,000 was added during the second quarter of 2004 resulting in a year-to-date June 30, 2004 provision of $400,000. Net charge-offs for the first six months of 2004 were $90,000, or .03% of average total loans as compared to $49,000, or .02% of average total loans for the same period in 2003. Net charge-offs during the second quarter of 2004 were $39,000, or .01% of average loans, as compared to $6,000 for the second quarter of 2003, or .002% of average loans. The allowance for loan losses of $2,742,000, or .79% of total loans at the end of the second quarter 2004, is considered adequate by management given the quality of the loan portfolio.

Hart stated, “Asset quality remains very strong. We have seen a slight increase in net charge-offs and nonperforming assets, but these are very low numbers as a percentage of the loan portfolio and compare very favorably with our peers. This is a normal part of the banking business. We monitor the loan portfolio regularly and, as needed, we make provisions to the allowance for loan losses.”

Expansion plans continue. As of July 27, 2004, a milestone was reached as consolidated total assets grew to over $400,000,000. During the second quarter, a new office was opened in May 2004 in Richlands, VA. A new office in Abingdon, VA is expected to open in August 2004 and an additional branch location in Bristol, VA is expected to open in the third quarter of 2004. A state-of-the-art operations center is under construction and expected to be complete during the second half of 2004 to accommodate current and future growth. Additional branches, subject to regulatory and other approvals, are planned for Bluefield, VA, Wise-Norton, VA, and Piney Flats, TN over the next 18 months. Hart added, “We are continuing to expand into markets that make sense. There has been and continues to be a market demand wanting traditional community banking with convenience, high tech, and high-touch, and we believe we are meeting those needs.”

Subsequent to the end of the second quarter of 2004, an $11,000,000 issuance of trust preferred securities was completed on July 7 by its wholly owned subsidiary NPB Capital Trust I. The offering proceeds will be used for general corporate purposes which may include capital management for affiliates, retirement of indebtedness and other investments. Under the terms of the trust preferred transaction, the securities will mature in 30 years and are redeemable, in whole or in part, without penalty, at the option of New Peoples Bankshares, Inc. after five years. The securities have a floating rate, which will be reset quarterly, with an initial rate of 4.18%.

New Peoples Bankshares, Inc. through its wholly owned subsidiaries, New Peoples Bank, Inc. and NPB Financial Services, Inc. provides financial services to individuals, small businesses and professionals throughout its 17 full service locations and 2 loan production offices throughout southwestern Virginia, southern West Virginia, and northeastern Tennessee.

For information regarding common stock, please contact our Investor Relations department at 1-276-873-6288 or log on to our website at www.newpeoplesbank.com.

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Contact Information:	C. Todd Asbury, SVP & CFO
1-276-873-6288 or todd@newpeoplesbank.com

This press release may contain “forward-looking statements” within the meaning of federal securities laws that involve significant risks and uncertainties. These statements are based on certain assumptions and analyses by the company and may relate to the company’s future plans and performance. Although we believe our plans and expectations reflected in these forward-looking statements are reasonable, we can give no assurance that these plans and expectations will be achieved. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain, and actual results, performance or achievements could differ materially from those contemplated. Factors that could cause actual results to differ materially from management’s expectations include, but are not limited to, changes in: interest rates, general economic conditions, the legislative/regulatory climate, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in our market area and accounting principles, policies, and guidelines. These risks and uncertainties should be considered in evaluating the forward-looking statements contained herein and undue reliance should not be placed on such statements, which reflect our position as of the date of this release. Consequently, all forward-looking statements made in this press release are qualified by the cautionary language contained in the Company’s filings with the Securities and Exchange Commission.